UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

September 1, 2004

Date of Report (Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 356-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Our Chairman and Chief Executive Officer, Monte Zweben, has advised us that he has amended his existing written prearranged trading plan in accordance with SEC Rule 10b5-1. Under the amended plan, which became effective August 31, 2004, Mr. Zweben’s broker will execute trades in accordance with the instructions set forth in the plan. The amendment extends the plan for an additional one year, provides that up to 180,000 shares of Company common stock owned by Mr. Zweben will become eligible for sale every three months, for a total of up to 720,000 shares of common stock over a twelve-month period commencing on the amendment effective date, and instructs the broker to sell specified amounts of eligible shares as specified criteria are met. The number of shares sold in any three-month period will be limited to the amount permitted under Rule 144 or other applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC.
(Registrant)

Dated: September 1, 2004

By:	/s/ Eran Pilovsky
Eran Pilovsky
Chief Financial Officer

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